Exhibit 10.38

REGISTRATION RIGHTS AGREEMENT

             This REGISTRATION RIGHTS AGREEMENT, dated as of June 20, 2001 (this “Agreement”), is made by and among AVI BIOPHARMA, an Oregon corporation (the “Company”), and MEDTRONIC ASSET MANAGEMENT, INC., a Minnesota corporation (“Investor”).

RECITALS:

             A.         This Agreement is made in connection with the Investment Agreement dated as of May 22, 2001 between Investor and the Company (the “Investment Agreement”).

             B.          In order to induce Investor to execute and deliver the Investment Agreement, the Company has agreed to provide certain registration rights under the Securities Act and applicable state securities laws with respect to the shares of Company Common Stock, $0.0001 par value per share (“Common Stock”) to be purchased by Investor pursuant to the Investment Agreement, the Warrant and the shares of Common Stock issuable upon exercise thereof.

             In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor hereby agree as follows:

ARTICLE 1
DEFINITIONS

             Capitalized terms used and not otherwise defined herein have the respective meanings given them set forth in the Investment Agreement.  In addition, as used in this Agreement, the following terms have the following meanings:

             1.1        “Holder” means Investor and any of its transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Article 9 hereof.

             1.2        “Registrable Securities” means the Purchased Securities, including the Purchased Shares, Warrant and Warrant Shares as defined in the Investment Agreement and any shares of capital stock issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to the Purchased Shares.

             1.3        “Registration Period” means the period between the date of this Agreement and the earlier of (i) the date on which all of the Registrable Securities have been sold by Investor and no further Registrable Securities may be issued in the future, (ii) the date on which all the Registrable Securities (in the opinion of the Company’s counsel, which opinion is reasonably acceptable to Investor and its counsel) may be immediately sold by Investor without registration and without restriction (including without limitation as to volume by each holder thereof) as to the number of Registrable Securities to be sold, pursuant to Rule 144(k), or (iii) December 31, 2011.

             1.4        “Registration Statement” means a Registration Statement of the Company filed under the Securities Act.

             1.5        The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

             1.6        “Rule 415” means Rule 415 under the Securities Act, or any successor Rule providing for offering securities on a continuous basis, and applicable rules and regulations thereunder.

ARTICLE 2
REGISTRATION

             2.1        Mandatory Registration.  The Company will use best efforts to file with the SEC a Registration Statement on Form S-3 (or any successor form thereto, “Form S-3”) registering the Registrable Securities for resale.  Investor shall have the right to request in writing any number of registrations on Form S-3 for any or all Registrable Securities held by the Investor, which notice shall specify the number of Registrable Securities to be so registered; provided that each such demand shall include a request for registration of at least $1,000,000 in Registrable Securities.  The Company shall use its best efforts to effect promptly, and in any event within sixty (60) days after request, the registration of such Registrable Securities and to maintain such registration for at least one hundred eighty (180) days.   If Form S-3 is not available at that time, then the Company will file a Registration Statement on such form as is then available to effect a registration of the Registrable Securities, subject to the consent of Investor, which consent will not be unreasonably withheld; provided, the Company shall not be required to effect more than two registrations on Form S-1 or other form of general registration.

             2.2        Effectiveness of the Registration Statement.  The Company will use its best efforts to cause each Registration Statement to be declared effective by the SEC as soon as practicable after filing.  The Company’s best efforts will include, but will not be limited to, promptly responding to all comments received from the staff of the SEC.  If the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then the Company will cause the Registration Statement to become effective within five business days after such SEC notification.  Once the Registration Statement is declared effective by the SEC, the Company will cause the Registration Statement to remain effective throughout the period set forth in Section 2.1, except as permitted under Section 3.

             2.3        Piggyback Registrations.

             (a)         If, at any time prior to the expiration of the Registration Period, a Registration Statement is not effective with respect to all of the Registrable Securities and the Company decides to register any of its securities for its own account or for the account of others, then the Company will promptly give Investor written notice thereof and will use its best efforts to include in such registration all or any part of the Registrable Securities requested by such Investor to be included therein (excluding any Registrable Securities previously included in a Registration Statement).  This requirement does not apply to Company registrations on Form S-4 or S-8 or their equivalents relating to equity securities to be issued solely in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans.  Investor must give its request for registration under this paragraph to the Company in writing within 20 days after receipt from the Company of notice of such pending registration.  If the registration for which the Company gives notice is a public offering involving an underwriting, the Company will so advise Investor as part of the above-described written notice.  In that event, if the managing underwriter(s) of the public offering impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)’ judgment, such limitation would be necessary to effect an orderly public distribution, then the Company will be obligated to include only such limited portion, if any, of the Registrable Securities with respect to which Investor has requested inclusion hereunder.  Subject to provisions for existing holders of preferred or preferential piggyback rights pursuant to agreements dated prior to the date hereof, any exclusion of Registrable Securities will be made pro rata among all holders of the Company’s securities seeking to include shares of Common Stock in proportion to the number of shares of Common Stock sought to be included by those holders.  The Company may grant similar piggyback registration rights on a priority with those granted herein to others (“Additional Holders”) in connection with financings and/or acquisition of stock, assets or technology rights.  However, the Company will not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by prior right (pursuant to an agreement dated prior to the date hereof) or as Additional Holders to inclusion of securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities.

             (b)        No right to registration of Registrable Securities under this Section 2.3 limits in any way the registration required under Section 2.1 above.  The obligations of the Company under this Section 2.3 with respect to any particular Registrable Securities expire upon the earlier of (i) the effectiveness of a Registration Statement filed pursuant to Section 2.1 above with respect to such Registrable Securities; (ii) after the Company has afforded the opportunity for Investor to exercise registration rights under this Section 2.3 with respect to such Registrable Securities for two registrations (provided, however, that if Investor has had any Registrable Securities excluded from any Registration Statement in accordance with this Section 2.3, Investor may include in any additional Registration Statement filed by the Company the Registrable Securities so excluded), (iii) when all of the Registrable Securities held by Investor may be sold by Investor under Rule 144(k) without being subject to any volume restrictions, or (iv) December 31, 2011.

             2.4        Reporting Status; Eligibility to Use Form S-3.  The Company represents and warrants that its Common Stock is registered under Section 12 of the Exchange Act.  Throughout the Registration Period, the Company will timely file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the reporting requirements of the Exchange Act, and will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.  The Company currently meets, and will take all reasonably necessary action to continue to meet, the “registrant eligibility” requirements set forth in the general instructions to Form S-3 to enable the registration of the Registrable Securities.

ARTICLE 3
ADDITIONAL OBLIGATIONS OF THE COMPANY

             3.1        Continued Effectiveness of Registration Statement.  Subject to the limitations set forth in Section 3.6, the Company will use its best efforts to keep the Registration Statement covering the Registrable Securities effective for one hundred eighty (180) days.  In the event that the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued, the Company will (if permitted) amend the Registration Statement or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities.  The Company will file such amendment or new Registration Statement as soon as practicable, but in no event later than 30 business days after the necessity therefor arises (based upon the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely).  The Company will use its best efforts to cause such amendment or new Registration Statement to become effective as soon as is practicable after the filing thereof, but in no event later than 90 days after the date on which the Company reasonably first determines (or reasonably should have determined) the need therefor.

             3.2        Accuracy of Registration Statement.  Any Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company covering Registrable Securities will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.  The Company will prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to permit sales pursuant to the Registration Statement at all times during the Registration Period, and, during such period, will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the termination of the Registration Period, or if earlier, until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by Investor as set forth in the Registration Statement.

             3.3        Furnishing Documentation.  The Company will furnish to Investor or to its legal counsel, (a) promptly after each document is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of any Registration Statement filed pursuant to this Agreement and any amendments thereto, each preliminary prospectus and final prospectus and each amendment or supplement thereto; and (b) a number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and such other documents as Investor may reasonably request in order to facilitate the disposition of the Registrable Securities.  The Company will immediately notify by facsimile Investor of the effectiveness of the Registration Statement and any post-effective amendment.

             3.4        Additional Obligations.  The Company will use its best efforts to (a) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions as Investor reasonably requests, (b) prepare and file in those jurisdictions any amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain their effectiveness during the Registration Period, (c) take any other actions necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take any other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions.  Notwithstanding the foregoing, the Company is not required, in connection such obligations, to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction where it has not so consented, (iv) provide any undertakings that cause material expense or burden to the Company, or (v) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

             3.5        Underwritten Offerings.  If Investor selects underwriters reasonably acceptable to the Company for the offering of Registrable Securities pursuant to a Registration Statement, the Company will enter into and perform its obligations under an underwriting agreement in usual and customary form including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering.

             3.6        Suspension of Registration.

             (a)         The Company will notify (by telephone and also by facsimile and reputable overnight courier) Investor of the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company will make such notification as promptly as practicable after the Company becomes aware of the event , will promptly (but in no event more than ten business days) prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and will deliver a number of copies of such supplement or amendment to Investor as Investor may reasonably request.

             (b)        Notwithstanding the obligations under Section 3.6(a), if in the good faith judgment of the Company, following consultation with legal counsel, it would be detrimental to the Company and its stockholders for resales of Registrable Securities to be made pursuant to the Registration Statement due to (i) the existence of a material development involving the Company which the Company would be obligated to disclose in the Registration Statement, which disclosure would be premature or otherwise inadvisable at such time or would have a Material Adverse Effect upon the Company and its stockholders, or (ii) in the good faith judgment of the Company’s Board of Directors, it would adversely affect or require premature disclosure of the filing of a Company-initiated registration of any class of its equity securities, the Company will have the right to suspend the use of the Registration Statement for a period of not more than 60 days, provided, however, that the Company may so defer or suspend the use of the Registration Statement no more than one time in any twelve-month period, and provided, further, that after deferring or suspending the use of the Registration Statement, the Company may not again defer or suspend the use of the Registration Statement until a period of thirty days has elapsed after resumption of the use of the Registration Statement.

             (c)         Subject to the Company’s rights under this Section 3, the Company will use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, will use its best efforts to obtain the withdrawal of such order at the earliest possible time and to notify Investor (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

             (d)        Notwithstanding anything to the contrary contained herein or in the Investment Agreement, if the use of the Registration Statement is suspended by the Company, the Company will promptly give notice of the suspension to Investor and will promptly notify Investor as soon as the use of the Registration Statement may be resumed.

             3.7        Review by Investor.  The Company will permit legal counsel, designated by Investor, to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and will not file any document in a form to which such counsel reasonably objects, unless otherwise required by law in the opinion of the Company’s counsel.  The sections of any such Registration Statement including information with respect to Investor, Investor’s beneficial ownership of securities of the Company or Investor’s intended method of disposition of Registrable Securities must conform to the information provided to the Company by Investor.

             3.8        Comfort Letter; Legal Opinion.  At the request of Investor and on the date that Registrable Securities are delivered to an underwriter for sale in connection with the Registration Statement, the Company will furnish to Investor and the underwriters (i) a letter, dated such date, from the Company’s independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of the Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and Investor.

             3.9        Due Diligence; Confidentiality.

             (a)         The Company will make available for inspection by Investor, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by Investor or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as each Inspector reasonably deems necessary to enable the Inspector to exercise its due diligence responsibility.  The Company will cause its officers, directors and employees to supply all information that any Inspector may reasonably request for purposes of performing such due diligence.

             (b)        Each Inspector will hold in confidence, and will not make any disclosure (except to another Inspector) of, any Records or other information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Inspector), (iv) the Records or other information was developed independently by an Inspector without breach of this Agreement, (v) the information was known to the Inspector before receipt of such information from the Company, or (vi) the information was disclosed to the Inspector by a third party without restriction.  The Company is not required to disclose any confidential information in the Records to any Inspector unless and until such Inspector has entered into a confidentiality agreement (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3.9.  Investor will, upon learning that disclosure of Records containing confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.  Nothing herein will be deemed to limit Investor’s ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

             (c)         The Company will hold in confidence, and will not make any disclosure of, information concerning Investor provided to the Company under this Agreement unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement (v) the information was disclosed to the Company by a third party without restriction or (vi) Investor consents to the form and content of any such disclosure.  If the Company learns that disclosure of such information concerning Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, the Company will give prompt notice to Investor prior to making such disclosure and allow Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

             3.10      Listing.  The Company will (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on each national securities exchange on which Common Stock of the Company is then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the Common Stock is not then listed on a national securities exchange, secure the designation and quotation of all of the Registrable Securities covered by each Registration Statement on Nasdaq and, without limiting the generality of the foregoing, arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities.

             3.11      Transfer Agent; Registrar.  The Company will provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

             3.12      Share Certificates.  The Company will cooperate with Investor and with the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and will enable such certificates to be in such denominations or amounts as the case may be, and registered in such names as Investor or the managing underwriter(s), if any, may reasonably request.

             3.13      Unrestricted Securities.  If, (a) the Purchased Shares represented by a certificate have been registered under an effective Registration Statement filed under the Securities Act and sold under such Registration Statement, (b) Investor provides the Company and it’s transfer agent with reasonable assurances that such shares can be sold under Rule 144, or (c) the Purchased Shares represented by a certificate can be sold without restriction as to the number of securities sold under Rule 144(k), the Company will permit the transfer of such securities, and will instruct its transfer agent to issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by Investor.  Notwithstanding anything herein to the contrary, the Purchased Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement; provided that such pledge will not alter the provisions of this section with respect to the removal of restrictive legends.

             3.14      Plan of Distribution.  At the request of Investor, the Company will promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement, and the prospectus used in connection with the Registration Statement, as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

             3.15      Securities Laws Compliance.  The Company will comply with all applicable laws related to any Registration Statement relating to the sale of Registrable Securities and to offering and sale of securities and with all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC).

             3.16      Further Assurances.  The Company will take all other reasonable actions as Investor or the underwriters, if any, may reasonably request to expedite and facilitate disposition by Investor of the Registrable Securities pursuant to the Registration Statement.

ARTICLE 4
OBLIGATIONS OF INVESTOR

             4.1        Information.  As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of Investor, Investor will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities.  At least 15 business days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify Investor of the information the Company requires from Investor if Investor elects to have any of its Registrable Securities included in the Registration Statement.  If, within three business days prior to the filing date, the Company has not received the requested information from Investor, then the Company may file the Registration Statement without including Registrable Securities of Investor.

             4.2        Further Assurances.  Investor will cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder, unless Investor has notified the Company in writing of Investor’s election to exclude all of Investor’s Registrable Securities from the Registration Statement.

             4.3        Suspension of Sales.  Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.6, Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until it receives copies of the supplemented or amended prospectus contemplated by Section 3.6.  If so directed by the Company, Investor will deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in Investor’s possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

ARTICLE 5
EXPENSES OF REGISTRATION

             The Company will bear all reasonable expenses, other than underwriting discounts and commissions, and transfer taxes, if any, incurred in connection with registrations, filings or qualifications pursuant to Articles 2 and 3 of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of Investor’s legal counsel.

ARTICLE 6
INDEMNIFICATION

             In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

             6.1        To the extent permitted by law, the Company will indemnify and hold harmless Investor, any underwriter(as defined in the Securities Act) for Investor, any directors or officers of Investor or such underwriter and any person who controls Investor or such underwriter within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”) against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, “Claims”) to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations in a Registration Statement (including any exhibits or schedules thereto) filed pursuant to this Agreement, any amendment or supplement thereof or any prospectus (preliminary or final) included therein:(a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in the prospectus (as it may be amended or supplemented) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law, including without limitation any state securities law or any rule or regulation thereunder (the matters in the foregoing clauses (a) through (c) being, collectively, “Violations”).  Subject to the restrictions set forth in Section 6.3 with respect to the number of legal counsel, the Company will reimburse Investor and each such underwriter or controlling person and each such other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1 (i) does not apply to a Claim arising out of or based upon a violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement (including any exhibits or schedules thereto) or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3.3 hereof; and (ii) does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of the Company, which consent will not be unreasonably withheld.  This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and will survive the transfer of the Registrable Securities by Investor under Article 9 of this Agreement.

             6.2        In connection with any Registration Statement in which Investor is participating, Investor will indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6.1 above, the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Person”) against any Claim to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such violation occurs in reliance upon and in conformity with written information furnished to the Company by Investor expressly for use in connection with such Registration Statement.  Subject to the restrictions set forth in Section 6.3, Investor will promptly reimburse any legal or other expenses (promptly as such expenses are incurred and due and payable) reasonably incurred by them in connection with investigating or defending any such Claim.  However, the indemnity agreement contained in this Section 6.2 does not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Investor, which consent will not be unreasonably withheld, and Investor will not be liable under this Agreement (including this Section 6.2 and Article 7) for the amount of any Claim that exceeds the net proceeds actually received by Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.  This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and will survive the transfer of the Registrable Securities by Investor under Article 9 of this Agreement.

             6.3        Promptly after receipt by an Indemnified Person under this Article 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person will, if a Claim in respect thereof is to be made against any indemnifying party under this Article 6, deliver to the indemnifying party a written notice of the commencement thereof.  The indemnifying party may participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the Indemnified Person.  In that case, the indemnifying party will diligently pursue such defense.  If, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Person and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action including the Indemnified Person, and any such Indemnified Person reasonably determines that there may be legal defenses available to such Indemnified Person that are different from or in addition to those available to the indemnifying party, then the Indemnified Person is entitled to assume such defense and may retain its own counsel, with the fees and expenses to be paid by the indemnifying party.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action does not relieve an indemnifying party of any liability to an Indemnified Person under this Article 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.  The indemnification required by this Article 6 will be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

ARTICLE 7
CONTRIBUTION

             To the extent that any indemnification provided for herein is prohibited or limited by law, the indemnifying party will make the maximum contribution with respect to any amounts for which it would otherwise be liable under Article 6 to the fullest extent permitted by law.  However, (a) no contribution will be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Article 6, and (b) Investor’s contribution (together with any indemnification or other obligations under this Agreement) will be limited in amount to the net amount of proceeds received by Investor from the sale of such Registrable Securities.

ARTICLE 8
EXCHANGE ACT REPORTING

             In order to make available to Investor the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit Investor to sell securities of the Company to the public without registration, the Company will:

             (a)         File with the SEC in a timely manner, and make and keep available, all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein limits the Company’s obligations under Section 5.2 of the Investment Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

             (b)        Furnish to Investor, so long as Investor holds Registrable Securities, promptly upon Investor’s request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC and (iii) such other information as may be reasonably requested to permit Investor to sell such securities pursuant to Rule 144 without registration.

ARTICLE 9
ASSIGNMENT OF REGISTRATION RIGHTS

             The rights of Investor hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, will be automatically assigned by Investor to transferees or assignees of all or any portion of the Registrable Securities, but only if (a) Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (c) after such transferor assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

ARTICLE 10
AMENDMENT OF REGISTRATION RIGHTS

             This Agreement may be amended and the obligations hereunder may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and Investor.  Any amendment or waiver effected in accordance with this Article 10 is binding upon Investor and the Company.

ARTICLE 11
MISCELLANEOUS

             11.1      Conflicting Instructions.  A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company will act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

             11.2      Notices.  Any notices required or permitted to be given under the terms of this Agreement will be given as set forth in the Investment Agreement.

             11.3      Waiver.  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, does not operate as a waiver thereof.

             11.4      Governing Law.  The formation, legality, validity, enforceability and interpretation of this Agreement shall be governed by the laws of the State of Minnesota, without giving effect to the principles of conflict of laws; provided, however, that nothing in Minnesota procedural law shall be deemed to alter or affect the applicability of the Federal Arbitration Act as governing arbitration of disputes as provided in Section 11.14 and, provided further, that no Minnesota laws or rules of arbitration shall be applicable.  Subject to Section 11.14 hereof, if arbitration is sought by Investor, such arbitration shall be in Multnomah County, Oregon; and, if sought by AVI, such arbitration shall be in Hennepin County, Minnesota; and in each such case, the parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in such county with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby, and irrevocably consent to the exclusive jurisdiction and venue of such courts and waive any objections they may have at any time to such exclusive jurisdiction and venue.

             11.5      Severability.  If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

             11.6      Entire Agreement.  This Agreement and the Investment Agreement (including all schedules and exhibits hereto and thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein, with respect to the subject matter hereof and thereof.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

             11.7      Successors and Assigns.  Subject to the requirements of Article 9 hereof, this Agreement inures to the benefit of and is binding upon the successors and assigns of each of the parties hereto.  Notwithstanding anything to the contrary herein, including, without limitation, Article 9, Investor’s rights hereunder are assignable to and exercisable by a bona fide pledge of the Registrable Securities in connection with an Investor’s margin or brokerage accounts.

             11.8      Use of Pronouns.  All pronouns refer to the masculine, feminine or neuter, singular or plural, as the context may require.

             11.9      Headings.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

             11.10    Counterparts.  This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which constitute one and the same agreement.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission, and facsimile signatures are binding on the parties hereto.

             11.11    Further Assurances.  Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

             11.12    Consents.  All consents and other determinations to be made by Investor pursuant to this Agreement will be made by Investor.

             11.13    No Strict Construction.  The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

             11.14    Arbitration.  Any dispute arising out of or relating to this Agreement, including the formation, interpretation or alleged breach hereof, shall be settled in accordance with Exhibit E to the Investment Agreement.  The results of such arbitration proceedings shall be binding upon the parties hereto, and judgment may be entered upon the arbitration award in any court having jurisdiction thereof.  Notwithstanding the foregoing, either party may seek interim injunctive relief from any court of competent jurisdiction.

             IN WITNESS WHEREOF, Investor and the Company have caused this Registration Rights Agreement to be duly executed as of the date first above written.

AVI BIOPHARMA, INC.

By:	/s/ Denis Burger

Its:	CEO

MEDTRONIC ASSET MANAGEMENT, INC.

By:	/s/ Michael D. Ellwein

Its:	VP